Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Kodiak Energy, Inc.

We have audited the accompanying statement of Revenues, Royalties and Operating Expenses relating to certain oil and gas interests purchased from an unrelated private company for the years ended December 31, 2007 and December 31, 2008 and nine months ended September 30, 2009.  This statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluation of the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form 8-K of the Company) as described in Note 1 to the Statement and is not intended to be a complete presentation of the Company’s interest in the Property described above.

In our opinion, the statement referred to above present fairly, in all material respects, the Revenues, Royalties and Operating Expenses relating to certain oil and gas interests purchased from an unrelated private company for the years ended December 31, 2007 and December 31, 2008 and nine months ended September 30, 2009 in accordance with accounting principles generally accepted in the United States of America.

Calgary, Canada	MEYERS NORRIS PENNY LLP
December 14, 2009	Chartered Accountants

Kodiak Energy, Inc.
Trout Properties
Audited Statement of Revenues, Royalties and Operating Expenses
For the nine months ended September 30, 2009 and the years ended December 31, 2008 and 2007

	Nine months Ended September 30, 2009	Year Ended December 31, 2008	Year ended December 31, 2007
Revenue
Petroleum sales	$1,692,243	$4,414,062	$3,684,522
Royalty income	4,448	5,547	6,711
Water disposal income	28,245	55,118	47,995
	1,724,936	4,474,727	3,739,228
Expenses
Royalties	172,288	448,756	376,007
Operating	949,353	1,235,619	1,183,234
	1,121,641	1,684,375	1,559,241

Net Operating Income	$603,295	$2,790,352	$2,179,987

See accompanying notes to this statement of revenues, royalties and operating expenses.

The accompanying notes are an integral part of these financial statements

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Kodiak Energy, Inc.
Trout Properties
Notes to the Audited Statement of Revenues, Royalties and Operating Expenses
For the nine months ended September 30, 2009 and the years ended December 31, 2008 and 2007

1.	Basis of presentation

The Statement of Revenues, Royalties and Operating Expenses includes the operating results relating to the Trout properties acquired by Kodiak Energy, Inc.’s majority controlled subsidiary, Cougar Energy, Inc. from a private third party on September 30, 2009.

The Statement of Revenues, Royalties and Operating Expenses does not include any provision for the depletion and depreciation, site restoration, future capital costs, impairment of unevaluated properties, general and administrative costs and income taxes for the properties as these amounts are based on the consolidated operations of the vendor of which the selected properties formed only a part.

2.	Accounting policies

Revenue recognition

Revenue from the sale of product is recognized upon delivery to the purchaser.

Royalties

Royalties are recorded at the time the product is produced and sold.  Royalties are calculated in accordance with the applicable regulations and/or the terms of individual royalty agreements.

Operating costs

Operating costs include amounts incurred on extraction of product to the surface, gathering, field processing, treating and field storage.

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